EXHIBIT 3

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule 13D and any amendments thereto jointly on behalf of each such party.

The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group, or have agreed to act as a group.

Dated: May 1, 2012

Zeneca Inc.			Zeneca Holdings Inc.

By:	/s/ Stephen F. Mohr		By:	/s/ Stephen F. Mohr
	Name:	Stephen F. Mohr		Name:	Stephen F. Mohr
	Title:	President		Title:	President

AstraZeneca Holdings BV			AstraZeneca Treasury Limited

By:	/s/ J.A.M. van Opdorp		By:	/s/ Adrian Kemp
	Name:	J.A.M. van Opdorp		Name:	Adrian Kemp
	Title:	Managing Director		Title:	Secretary

AstraZeneca UK Limited			AstraZeneca Intermediate Holdings Limited

By:	/s/ Adrian Kemp		By:	/s/ Claire-Marie O’Grady
	Name:	Adrian Kemp		Name:	Claire-Marie O’Grady
	Title:	Secretary		Title:	Secretary

AstraZeneca PLC

By:	/s/ Adrian Kemp
	Name:	Adrian Kemp
	Title:	Secretary